UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2006

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities.

On March 23, 2006 and October 23, 2006, Gaming Partners International Corporation, or GPIC, issued 8,377 and 83,124 shares, respectively, of our common stock as a result of the exercise of antidilution warrants.  The antidilution warrants were granted by us on September 12, 2002 to the former stockholders of Gaming Partners International SAS, or GPI-SAS, in connection with the combination transaction between us and GPI-SAS.  The former GPI-SAS stockholders were granted antidilution warrants to purchase an aggregate of 459,610 shares of our common stock, which was equal to the amount of options, warrants, convertible securities and other similar rights to purchase our common stock that were outstanding immediately prior to the combination transaction.  The purpose of the warrants was to provide antidilution protection to the former GPI-SAS stockholders in the event that any of such underlying options, warrants, convertible securities or other similar rights were exercised after the closing date of the combination transaction.  The antidilution warrants only become exercisable to the extent that the underlying options, warrants, convertible securities or other similar rights are exercised or converted.  The $0.01 per share exercise price of the antidilution warrants was only required as a corporate formality and not as further consideration.  The exercise price is equal to the par value of the shares and is and has been an insignificant fraction of the market value of the shares.  The antidilution warrants were approved by our stockholders on September 12, 2002 after public disclosure of their terms and the number of shares covered, and expire 30 days following the date on which we notify the warrant holders that the last of the underlying options, warrants, convertible securities or other similar rights have been exercised, canceled or terminated.  The antidilution warrants and underlying shares were issued pursuant to previously disclosed agreement enforceable against GPIC.  As of December 31, 2006, all of the antidilution warrants had been exercised or terminated as to their corresponding underlying options.

None of the antidilution warrants or underlying shares has been registered.  It is the position of GPIC that the issuance of the antidilution shares did not constitute a sale under the Securities Act of 1933, as amended (the “Act”) in that the warrants were issued in connection with the combination transaction and the only further payment upon issuance was the nominal par value of $0.01 per share as a corporate formality.  The 91,501 antidilution shares were issued in reliance upon that position.  However, in the event that it should ever be determined that the exercise of the warrants did constitute a sale, the issuances would be exempt from registration under specific exemptions including Section 4(2) and Rule 506 promulgated under Regulation D of the Act, although nothing in this Form 8-K or the fact of its filing should be viewed as a determination that a sale within the meaning of the Act has occurred.  The warrant holders have the right to require us to register under the federal and state securities laws any GPIC shares that they obtain from us, Eric Endy or the Endy Trust, including the antidilution shares.  The exercise of the antidilution warrants and acquisition of the underlying shares were exempt under Rule 16b-3 and Rule 16b-6(b).  The antidilution warrants and the shares issuable thereunder were disclosed in previous filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: March 26, 2007	By:	/s/ David Grimes
David Grimes Chief Financial Officer